EXHIBIT 10.101

FIRST AMENDMENT TO THE

SECURITY PACIFIC NATIONAL BANK TRUST AGREEMENT

FOR THE CHARLES SCHWAB PROFIT SHARING

AND EMPLOYEE STOCK OWNERSHIP PLAN

The “Security Pacific National Bank Trust Agreement for the Charles Schwab Profit Sharing and Employee Stock Ownership Plan,” which was amended and restated in its entirety effective November 1, 1990, is hereby further amended, effective January 1, 1992, as follows:

By DELETING Section 5.05(c) and SUBSTITUTING therefor the following:

(c)	Cash dividends received on any Employer Securities held as part of the Plan shall be invested as soon as possible in additional shares of Employer Securities which shall be purchased at such prices, in such amounts, in such manner, at such times and through such broker-dealer as the Trustee may determine in its absolute and uncontrolled discretion.

Executed by the Employer and Trustee on December 20, 1991.

CHARLES SCHWAB & CO., INC.

By:	/s/ Charles R. Schwab
Its:	Chairman and CEO

SECURITY PACIFIC NATIONAL BANK

By:	/s/ Mary Lau
Its:	Assistant Vice President